Exhibit (c)(2)

Project Turtle Presentation to the Special Committee October 23, 2023

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Project Turtle Table of Contents 1. Transaction Overview 1 2. Review of Turtle Management Projections 2 3. Turtle Preliminary Financial Analysis 4 Appendix 14

Transaction Overview

Transaction Overview

Overview of Transaction Premiums and Multiples

Definitions:

- **Unaffected Price:** Turtle share Price 1-day Prior to Sun Offer Dated 05/26/23
- **Unaffected Date:** 05/25/23
- **Adj. Unaffected Price:** Turtle unaffected price adjusted for Peers' Median performance differential during the 05/25/23 – 10/19/23 period *(please refer to slide 5 for further detail)*

$/Share Unless Otherwise Noted		Unaffected	Adj. Unaffected	Current	Sun NBO Dated 05/26/23
Share Price as of		*05/25/23*		*10/19/23*	*Purchase Price*
Capital Structure as of		*03/31/23*	*09/30/23* (1)	*09/30/23* (1)	*09/30/23* (1)
Offer Price	**Reference**	**$28.97**	**$31.52**	**$33.07**	**$38.00**
Fully Diluted Shares Outstanding (mm)		37.587	37.587	37.587	37.587
Implied Fully Diluted Equity Value ($mm)		**$1,089**	**$1,185**	**$1,243**	**$1,428**
(-) Net Cash & Eq		($1,255)	($1,295)	($1,295)	($1,295)
(+) Settlement and loss contingencies (2)		$141	$141	$141	$141
Implied Enterprise Value		**($26)**	**$30**	**$88**	**$273**
Premium / (Discount) to:					
Unaffected Price	$28.97	-	*8.8%*	*14.2%*	*31.2%*
Adj. Unaffected Price	$31.52	*(8.1%)*	-	*4.9%*	*20.6%*
Current (10/19/23)	$33.07	*(12.4%)*	*(4.7%)*	-	*14.9%*
52w High (07/21/22) (12 month period until Unaffected Date)	$39.90	*(27.4%)*	*(21.0%)*	*(17.1%)*	*(4.8%)*
52w Low (03/28/23) (12 month period until Unaffected Date)	$23.00	*26.0%*	*37.0%*	*43.8%*	*65.2%*
30d VWAP (12 month period until Unaffected Date)	$28.11	*3.1%*	*12.1%*	*17.7%*	*35.2%*
60d VWAP (12 month period until Unaffected Date)	$27.27	*6.2%*	*15.6%*	*21.3%*	*39.4%*
Implied Multiples I Turtle Management Financial Model Shared on October 10, 2023	Metric (3)				
2023E CY EV/Adj. EBITDA	$38mm	*n.m.*	*0.8x*	*2.3x*	*7.2x*
2024E CY EV/Adj. EBITDA	$43mm	*n.m.*	*0.7x*	*2.1x*	*6.4x*

Source: Turtle management financial model shared on October 10, 2023, Company filings and FactSet as of October 19, 2023.

(1) Estimated Balance Sheet per Turtle management.

(2) Reflects preliminary estimated exposure as of 03/31/23 and 09/30/23, correspondingly, relating to the global resolution with the U.S. Department of Justice in connection with its investigations into the U.S. generic pharmaceutical industry accrued for as a current liability on Turtle's Balance Sheet as of 03/31/23 and 06/30/23, correspondingly.

(3) Calendarized Adj. EBITDA based on Turtle management financial model shared on October 10, 2023.

1

Review of Turtle Management Projections

Overview of Financial Presentation Turtle’s historical financial results for fiscal year ending March 31, 2021 through March 31, 2023 are prepared in accordance with the US GAAP standards and reported in US Dollar on reported FX basis Historical financials are presented on an as reported basis; Alchemee was acquired in February, 2022 and its financials are only Basis of included since acquisition (1) Historical Financials Furthermore, results have been presented to reflect Turtle’s financial and operating performance on an as-is basis Turtle’s financial results have been adjusted by management to reflect the business’s operating performance on a normalized basis by incorporating management’s adjustments relating to (i) any non-recurring, (ii) non-cash and (iii) out-of-period items Financial plan for the fiscal years ending March 31, 2024 through March 31, 2028 was prepared by Turtle’s management team FY 2024E represents management’s budget and FY 2025E and beyond reflect management’s most current estimate through the plan period Turtle’s management team worked closely with functional and commercial business leaders to develop its financial plan by taking into account emerging and expected macro and business level trends Note that Alchemee FY 2024E budget figures were adjusted by management for recent performance in the business Basis of segment Financial Plan Longer term financial plan from FY 2029 through FY 2034 are based on top down management extrapolation of growth and margin trends The financial plan is prepared on a constant FX basis, using management assumed FX rates used in budgeting process for FY 2024 Financial plan includes the impact of certain new launches (in FY 23-24 timeframe) and expected pipeline of new medicines expected to come to market during the forecast period across US, Canada, Israel and Alchemee In addition to the forecast provided by management, special committee directed BofA to prepare an alternate scenario as detailed on page 28 _______________________ 2 Source: Turtle management financial model shared on October 10, 2023. Note: US Dollars in millions. Turtle fiscal year-end March 31. (1) FY 2022A includes 1 month of Alchemee in 2022A and FY 2023A includes a full year contribution.

Turtle Financial Summary Historicals Management Projections Fiscal Year Ending March 31, CAGR CAGR CAGR 2021A 2022A 2023A 2024E 2025E 2026E 2027E 2028E 2029E 2030E 2031E 2032E 2033E 2034E ‘21A -‘24E ‘24E -‘34E ‘28E -‘34E Base $549 $561 $564 $608 $581 $586 $608 $619 3.5% NM NM New FY 23 / 24 $0 $0 $9 $19 $24 $27 $29 $31 NM NM NM Pipeline $0 $0 $0 $2 $39 $88 $120 $139 NM NM NM Net Revenue $549 $561 $573 $629 $644 $701 $757 $789 $820 $849 $877 $903 $927 $949 4.7% 4.2% 3.1% % Growth 2.3% 2.1% 9.9% 2.3% 8.9% 8.0% 4.2% 3.9% 3.6% 3.3% 3.0% 2.7% 2.3% (-) COGS (Product Costs & Royalties) ($198) ($231) ($255) ($280) ($282) ($313) ($343) ($360) ($374) ($388) ($401) ($412) ($423) ($432) 12.2% 4.4% 3.1% % of Net Revenue 36.2% 41.2% 44.5% 44.5% 43.8% 44.7% 45.3% 45.7% 45.7% 45.7% 45.7% 45.6% 45.6% 45.6% Gross Profit (excl. All Others) $350 $330 $318 $349 $362 $388 $414 $428 $445 $461 $477 $491 $505 $517 (0.1%) 4.0% 3.2% % Margin 63.8% 58.8% 55.5% 55.5% 56.2% 55.3% 54.7% 54.3% 54.3% 54.3% 54.3% 54.4% 54.4% 54.4% (-) COGS (All Others) ($54) ($37) ($50) ($55) ($55) ($55) ($55) ($55) ($57) ($59) ($61) ($63) ($65) ($67) 0.6% 2.0% 3.4% % of Net Revenue 9.8% 6.6% 8.7% A 8.7% 8.5% 7.8% 7.2% 6.9% 6.9% 6.9% 7.0% 7.0% 7.0% 7.0% Gross Profit $296 $293 $268 $294 $307 $333 $359 $374 $388 $402 $416 $428 $440 $450 (0.2%) 4.3% 3.1% % Margin 54.0% 52.2% 46.8% 46.8% 47.7% 47.5% 47.4% 47.4% 47.4% 47.4% 47.4% 47.4% 47.4% 47.4% (-) General and Administrative ($53) ($57) ($85) ($102) ($101) ($103) ($105) ($107) ($111) ($116) ($120) ($124) ($128) ($131) 24.4% 2.6% 3.5% % of Net Revenue 9.6% 10.2% 14.9% 16.2% 15.8% 14.7% 13.9% 13.5% 13.6% 13.6% 13.7% 13.7% 13.8% 13.8% (-) Sales and Marketing ($39) ($57) ($113) ($119) ($121) ($125) ($129) ($133) ($138) ($143) ($147) ($152) ($157) ($161) 45.5% 3.1% 3.3% % of Net Revenue 7.0% 10.1% 19.8% 18.8% 18.8% 17.9% 17.1% 16.8% 16.8% 16.8% 16.8% 16.8% 16.9% 16.9% (-) Research and Development ($60) ($55) ($52) ($73) ($74) ($76) ($77) ($79) ($82) ($86) ($89) ($92) ($95) ($98) 6.7% 3.0% 3.7% % of Net Revenue 11.0% 9.7% 9.1% 11.6% 11.6% 10.8% 10.2% 10.0% 10.0% 10.1% 10.1% 10.2% 10.3% 10.3% EBIT (2) ($414) $63 $18 $1 $10 $28 $47 $56 $57 $58 $59 $60 $60 $61 (113.3%) 51.0% 1.4% % Margin NM 11.3% 3.1% 0.2% 1.5% 4.0% 6.3% 7.0% 7.0% 6.9% 6.8% 6.6% 6.5% 6.4% Adj. EBIT (1) $146 $130 $16 $3 $12 $31 $49 $57 $59 $60 $61 $62 $62 $62 (73.4%) 36.7% 1.5% % Margin 26.6% 23.1% 2.8% 0.4% 1.9% 4.5% 6.4% 7.2% 7.1% 7.1% 6.9% 6.8% 6.7% 6.6% EBITDA (2) ($390) $89 $50 $33 $43 $64 $86 $96 $99 $102 $104 $106 $108 $109 (143.7%) 12.9% 2.1% % Margin NM 15.9% B 8.7% 5.2% 6.7% 9.2% 11.4% 12.2% C 12.1% 12.0% 11.9% 11.8% 11.7% 11.5% Adj. EBITDA (1) $170 $156 $48 $34 $45 $67 $88 $98 $101 $104 $106 $108 $110 $111 (41.3%) 12.5% 2.2% % Margin 30.9% 27.7% 8.4% 5.5% 7.0% 9.6% 11.6% 12.4% 12.3% 12.2% 12.1% 12.0% 11.8% 11.7% Memo: Selected Cash Flow Items D&A $24 $26 $32 $32 $33 $36 $39 $41 $42 $44 $45 $46 $48 $49 % of Net Revenue 4.3% 4.6% 5.6% 5.0% 5.1% 5.1% 5.2% 5.2% 5.2% 5.2% 5.1% 5.1% 5.1% 5.1% D Change in NWC ($63) $31 ($29) ($1) ($24) ($24) ($10) ($17) ($17) ($16) ($15) ($13) ($12) % Change of Net Revenue NM NM 51.4% 9.0% 42.1% 43.0% 32.8% 56.4% 56.2% 55.9% 55.5% 55.1% 54.5% Capital Expenditures D $17 $12 $18 $54 $22 $27 $22 $23 $23 $24 $24 $25 $25 $26 % of Net Revenue 3.1% 2.1% 3.1% 8.5% 3.4% 3.9% 3.0% 2.9% 2.8% 2.8% 2.8% 2.7% 2.7% 2.7% Commentary A Gross Margin (ex. other costs) expected to decline from 55.5% in FY 2024 to 54.3% in FY 2028 and which is expected to remain largely stable thereafter. Other costs of goods sold relate to overhead absorption, which is expected to range between 6.9% and 8.7% of sales during the forecast period B FY 24E EBITDA margin expected to decline slightly vs. FY 2023 driven primarily due to increase in G&A and R&D spend C Margin is expected to expand to ~12.5% by FY 2028 primarily due to stable topline growth coupled with operating cost leverage over the forecast period. EBITDA Margin expected to stabilize on a segment level in FY 28E, margin compression from FY 29E to FY 34E of ~60bps solely driven by changes in revenue mix D Capex reflects continued investment to support the business, in-line with historical levels; change in net working capital reflects ongoing use of cash for operations _______________________ Source: Turtle management financial model shared on October 10, 2023. 3 Note: US Dollars in millions. Turtle fiscal year-end March 31. Includes 1 month of Alchemee in 2022A and full year contribution in 2023A. (1) Burdened for Bank Fees, Rental Income, Royalty Income and All Other items. (2) Burdened for one-time loss contingencies & settlements ($559mm FY 21, $61mm FY 22 and none in FY 23).

Turtle Preliminary Financial Analysis

Turtle Public Market Perspectives

Trading Statistics as of October 19, 2023

		(1)	(2)		
	Date as of:	**Unaffected**	**Adj. Unaffected**	**Current**	**Sun NBO Dated 05/26/23**
	Share Price as of	05/25/23		10/19/23	Purchase Price
	Capital Structure as of	03/31/23	09/30/23 [1]	09/30/23 [1]	09/30/23 [1]
Share Performance	**Share Price**	**$28.97**	**$31.52**	**$33.07**	**$38.00**
Share Count	**Fully Diluted Shares Outstanding (mm)**	**37.587**	(3) **37.587**	**37.587**	**37.587**
Equity Value	**Market Capitalization ($mm**	**$1,089**	**$1,185**	**$1,243**	**$1,428**
Net Debt (Cash)	Less: Cash & Cash Eq.	($154)	(4) ($269)	($269)	($269)
	Less: Current Investments	($696)	(5) ($638)	($638)	($638)
	Less: Non-Current Investments	($405)	(6) ($388)	($388)	($388)
	Plus: Settlement and loss contingencies	$141	(7) $141	$141	$141
	Net Debt (Cash)	**($1,115)**	**($1,155)**	**($1,155)**	**($1,155)**
Enterprise Value	**Enterprise Value ($mm)**	**($26)**	**$30**	**$88**	**$273**

Commentary

(1) Represents unaffected price prior to disclosure of Sun Pharma's non-binding proposal

(2) Reflects unaffected price adjusted for Peers' Median performance differential during the 05/25/23 – 10/19/23 period

(3) As of 09/30/23 including:

- 37,584,631 Ordinary Shares
- 2,600 Founders' Shares[2]

(4) Cash position of $269mm as of 09/30/23

(5) Includes short-term bank deposits of $120mm and short-term marketable securities of $518mm as of 09/30/23

(6) Includes long-term marketable securities of $388mm as of 09/30/23

(7) Reflects preliminary estimated exposure as of 09/30/23 relating to the global resolution with the U.S. Department of Justice in connection with its investigations into the U.S. generic pharmaceutical industry accrued for as a current liability on Turtle's Balance Sheet as of 06/30/23

4

Source: Turtle management financial model shared on October 10, 2023, Company filings, Factset as of October 19, 2023.
Note: FY ends 31-Mar. $ in USD unless otherwise noted.
(1) Estimated Balance Sheet per Turtle management.
(2) Entitled to 1/3 of the voting power of all voting shares.

Turtle Public Market Perspectives Share Price Performance & Wall Street Research Target Price – Since Unaffected 210 180 Peers outperformed Turtle by Share Price 8.8% Performance 150 Indexed to 124 124 05/25/2023 120 Median 114 Turtle 102 107 100 98 90 5/25/2023 6/25/2023 7/25/2023 8/25/2023 9/25/2023 10/19/2023 160 159 152 143 140 Peers Target Price 138 Median 138 133 Evolution (For Reference) 120 116 Indexed to 05/25/2023 100 96 Turtle 80 5/25/2023 7/25/2023 8/25/2023 9/25/2023 10/19/2023 H.C. Wainwright & Co. dropped their price target on June 5, 2023 following the announcement of Sun Pharma’s offer to 5 buy the remaining stake in Turtle ____________________ Source: Company filings, Factset as of October 19, 2023.

Turtle Public Market Perspectives

Relative Trading Multiples Evolution – Last 5 Years

Turtle

Equity Value & Enterprise Value

($mm)



Sun Pharma Proposal (May 26, 2023) of $38.00 per share
$4,500
$3,250
$2,000
$750
$0
($500)
10/19/18
10/19/19
10/19/20
10/19/21
10/19/22
10/19/23
$1,243
$88(1)
Turtle Equity Value
Turtle Enterprise Value

EV / LTM Adj. EBITDA

(x)

Averarage EV / LTM Adj. EBITDA							
Avg. During:	2019CY	2020CY	2021CY	2022CY	LTM	Last 3 Yrs	Last 5 Yrs
Peers Median	10.9x	10.3x	9.7x	7.9x	9.3x	9.1x	9.7x
Turtle	6.8x	3.9x	7.5x	2.9x	4.5x	4.5x	5.1x
Turtle Discount (%)	(37%)	(62%)	(23%)	(63%)	(52%)	(50%)	(47%)
Turtle Discount (x)	(4.0x)	(6.4x)	(2.2x)	(5.0x)	(4.8x)	(4.6x)	(4.6x)

Until Unaffected Date (05/25/23)



14.0x
10.5x
7.0x
3.5x
0.0x
10/19/18
10/19/19
10/19/20
10/19/21
10/19/22
10/19/23
9.8x
2.0x(3)
Turtle
Peers Median(2)

Source: Company filings, Turtle management financial model shared on October 10, 2023, Factset as of October 19, 2023.

$ in USD unless otherwise noted.

(1) *For dates on or after 09/30/23, based on estimated Balance Sheet per Turtle management as of 09/30/23.*

(2) *Peers includes ANIP, AMPH, AMRX, GLEN, AURO, APN and Hikma. Median considers individual EV / LTM Adj. EBITDA multiples greater than 0.0x and less than 30.0x.*

(3) *Calendarized LTM EBITDA based on reported EBITDA for FY 2018, 2019 and 2020 and Adj. EBITDA for FY 2021, 2022, 2023 and 2024E based on Turtle management financial model shared on October 10, 2023.*

6

Preliminary Illustrative Turtle Valuation Summary



DRAFT – Preliminary Valuation and subject to change
For Reference Only (1)(2)
Selected Publicly Traded Companies (Unadjusted)
Selected Publicly Traded Companies (Adjusted for Relative Multiple Over-Time) (3)
Preliminary Discounted Cash Flow Analysis (4)
(Equity Value Per Share)
$55.00
50.00
45.00
40.00
35.00
30.00
25.00
20.00
$39.90
$23.00
$31.25
$46.20
$37.90
$50.25
$41.25
$45.05
$32.95
$43.30
$37.75
$42.60
$38.10
$37.75
$34.75
Sensitivity illustrating impact of additional; Settlement and Loss contingency (5)
$42.80
$39.50
$39.05
$35.80
$40.25 (6)
$37.80 (6)
$36.50
$34.05
Sun Pharma Proposal (May 26, 2023) of $38.00 per share
Turtle Current Share Price (October 19, 2023) of $33.07 per share
Turtle Unaffected Adjusted Share Price of $31.52 per share (2)
Turtle Unaffected Share Price (May 25, 2023) of $28.97 per share
52-Week Closing High / Low
$23.00 - $39.90
Reference Dates
7/21/2022 - 3/28/2023
Analyst Price Targets
$35.00
Cost of Equity
11.9%
Unaffected Stock Price
$28.97
31% – 59%
Unaffected Adjusted Stock Price
$31.52
Applicable Range of Precedent Minority Squeeze-out Premia
31% – 59%
52-Week High Stock Price High
$39.90
(17%) – 13%
CY 2023E Adj. EBITDA
$38
Selected Multiple Range
7.0x – 12.5x
CY 2024E Adj. EBITDA
$43
Selected Multiple Range
6.5x – 10.5x
CY 2023E Adj. EBITDA
$38
Selected Multiple Range
4.0x – 7.0x
Weighted Average Cost of Capital
11.0% – 13.0%
11.0% – 13.0%
Selected Perpetuity Growth Rate Range
(1.0%) – 1.0%
(1.0%) – 1.0%
Implied Adj. EBITDA Exit Multiple
4.6x – 6.5x
4.3x – 6.1x
Settlement and Loss Contingencies
$141
$141

Source: Turtle management financial model shared on October 10, 2023.
Note: US Dollars in millions, except per share values. Turtle fiscal year-end March 31. Equity value per share rounded to nearest $0.05 per share.

(1) *H.C. Wainwright & Co. dropped their price target on June 5, 2023 following the announcement of Sun Pharma's offer to buy the remaining stake in Turtle. Analyst price targets discounted one year at Turtle's midpoint of cost of equity of 11.9%.*
(2) *Turtle unaffected adjusted share price of $31.52 per share based on 8.8% adjustment to unaffected price based relative stock price performance since unaffected date (May 25, 2023) between Turtle and peers per page 5.*
(3) *Reflects a ~45% downward adjustment based on observed historical discount for Turtle EV/Adj. EBITDA multiple relative to selected peers' trading multiples over-time.*
(4) *Cash flows discounted to September 30, 2023 using mid-year discount convention.*
(5) *Impact of the incremental liability amount was advocated by management and rejected by the special committee.*
(6) *In addition to the forecast provided by management, special committee directed BofA to prepare an alternate scenario as detailed on page 28.*

7

Preliminary Discounted Cash Flow Financial Analysis Turtle Management Projections Management Projections Fiscal Year Ending March 31, Q3-4 24E 2025E 2026E 2027E 2028E 2029E 2030E 2031E 2032E 2033E 2034E Terminal (1) Net Revenue $315 $644 $701 $757 $789 $820 $849 $877 $903 $927 $949 $949 % Growth 2.3% 8.9% 8.0% 4.2% 3.9% 3.6% 3.3% 3.0% 2.7% 2.3% Adj. EBITDA (2) $17 $45 $67 $88 $98 $101 $104 $106 $108 $110 $111 $111 % Margin 5.5% 7.0% 9.6% 11.6% 12.4% 12.3% 12.2% 12.1% 12.0% 11.8% 11.7% 11.7% Less: Depreciation & Amortization (16) (33) (36) (39) (41) (42) (44) (45) (46) (48) (49) (23) Adj. EBIT (2) $1 $12 $31 $49 $57 $59 $60 $61 $62 $62 $62 $88 % Margin 0.4% 1.9% 4.5% 6.4% 7.2% 7.1% 7.1% 6.9% 6.8% 6.7% 6.6% 9.3% Less: Taxes (0) (2) (6) (10) (11) (12) (12) (12) (12) (12) (12) (18) Memo: Effective Tax Rate 20.0% 20.0% 20.0% 20.0% 20.0% 20.0% 20.0% 20.0% 20.0% 20.0% 20.0% 20.0% Tax-Effected Adj. EBIT (2) $1 $10 $25 $39 $46 $47 $48 $49 $49 $50 $50 $70 Plus: Depreciation & Amortization 16 33 36 39 41 42 44 45 46 48 49 23 Less: Change in NWC (15) (1) (24) (24) (10) (17) (17) (16) (15) (13) (12) —Less: Capital Expenditures (27) (22) (27) (22) (23) (23) (24) (24) (25) (25) (26) (26) Unlevered Free Cash Flow ($25) $20 $10 $32 $53 $48 $51 $54 $57 $59 $61 $68 Perpetuity Growth Method PV of PV of Terminal Value at Enterprise Value at Discount Q3-4 ‘24E—‘34E Perpetuity Growth Rate of Perpetuity Growth Rate of Rate Cash Flows (1.00%) 0.00% 1.00% (1.00%) 0.00% 1.00% 11.00% $211 $198 $218 $242 $409 $429 $453 12.00% 200 + 167 182 201 = 367 382 401 13.00% 189 142 154 169 330 343 357 Equity Value at Equity Value per Share at Implied Adj. EBITDA Multiple at Discount Plus: Q2’ 24A (3) Perpetuity Growth Rate of Perpetuity Growth Rate of Perpetuity Growth Rate of Net Cash (3) Rate (1.00%) 0.00% 1.00% (1.00%) 0.00% 1.00% (1.00%) 0.00% 1.00% 11.00% $1,155 $1,564 $1,584 $1,608 $41.60 $42.15 $42.80 5.3x 5.9x 6.5x 12.00% 1,155 = 1,521 1,537 1,556 40.50 40.90 41.40 4.9 5.4 5.9 13.00% 1,155 1,485 1,498 1,512 39.50 39.85 40.25 4.6 5.0 5.5 _______________________ Source: Turtle management financial model shared on October 10, 2023. Note: US Dollars in millions, except per share values. Turtle fiscal year-end March 31. Cash flows discounted to September 30, 2023 using mid-year discount convention. Equity value per share rounded to nearest $0.05. 8 (1) Terminal year assumes normalized depreciation equal to 90.7% of capital expenditures and normalized change in net working capital equal to 2034E change in net working capital, as a percentage of change in revenue, applied to the midpoint of the perpetuity growth rate of 0.00%. (2) Burdened for Bank Fees, Rental Income, Royalty Income and All Other items. (3) Net cash represents ~$30.70 per share. Net cash includes $269mm cash & equivalents, $120mm bank deposits and $906mm marketable securities as of September 30, 2023, and $141mm settlement and loss contingencies as of June 30, 2023.

Discounted Cash Flow Sensitivity Analysis

	Base Metric	Turtle Management Case Valuation	
Incremental $141mm of Litigation Accrual	$141	($3.75)	
- / + 1.0% '24E - '34E Adj. EBITDA Margin	2034E Margin 11.7%	($1.50)	$1.50
- / + 1.0% WACC	12.0%	($1.05)	$1.25
- / + 1.0% '24E - '34E Annual Revenue Growth Rate [2]	2024E – 2034E CAGR 4.2%	($0.55)	$0.55
- / + 1.0% Perpetuity Growth Rate	2034E Revenue Growth 0.0%	($0.40)	$0.50
Turtle Midpoint Management Case Valuation (Perpetuity Growth Method)		**$40.90**	

Source: Turtle management financial model shared on October 10, 2023.

Note: US Dollars in millions, except per share values. Turtle fiscal year-end March 31. Cash flows discounted to September 30, 2023 using mid-year discount convention. Equity value per share rounded to nearest $0.05. Terminal year assumes normalized depreciation equal to 90.7% of capital expenditures. Net cash includes $269mm cash & equivalents, $120mm bank deposits and $906mm marketable securities as of September 30, 2023, and $141mm settlement and loss contingencies as of June 30, 2023. Value impact relates to direct impact of a change in assumption for specific variable holding everything else unchanged.

(1) *Revenue growth rate in 2034E reflecting linear year-over-year decline from 2028E to 2034E.*

(2) *Change in NWC is affected by change in annual revenue growth rate.*

9

Precedent Minority Squeeze-Out Premiums Paid

Completion Date	Target	Acquiror	Deal Value $ (bn)	Enterprise Value $ (bn)	Stake Acquired	Consideration	Premium to Unaffected [1]	Premium to 52 week high [2]	Premium to Initial Offer [3]	Number of Bumps
05/26/2023	Sisecam Resources	Sisecam Chemicals Resources	$0.1	$0.6	26%	Cash	39%	13%	40%	7
03/10/2023	Myovant Sciences	Sumitovant Biopharma	1.4	2.9	48%	Cash	50%	13%	19%	4
11/03/2022	StoneMor	Axar Capital Management	0.1	0.7	25%	Cash	67%	(3%)	17%	2
11/01/2022	Sprague Resources	Hartree Partners	0.1	0.9	25%	Cash	31%	(32%)	21%	5
10/07/2022	Convey Health Solutions Holdings	TPG	0.2	1.1	25%	Cash	143%	(14%)	17%	2
04/05/2022	BP Midstream Partners	BP	0.7	2.1	46%	Stock	16%	(4%)	16%	4
02/15/2022	Independence Holding Company	Geneve Holdings	0.3	0.8	38%	Cash	36%	17%	14%	2
07/11/2022	Entasis	Innoviva	0.0	0.1	40%	Cash	50%	(42%)	22%	2
05/25/2021	FBL Financial Group	Farm Bureau Mutual, Iowa Farm Bureau Fed.	0.6	1.5	39%	Cash	64%	(0%)	30%	3
03/29/2021	Urovant Sciences	Sumitovant Biopharma	0.2	0.7	28%	Cash	96%	3%	30%	4
01/26/2021	Eidos Therapeutics	BridgeBio Pharma	1.1	2.8	36%	Mixed	41%	12%	19%	1
12/01/2020	Hudson	Dufry	0.3	2.3	43%	Cash	50%	(51%)	–	–
10/12/2020	Akcea Therapeutics	Ionis Pharmaceuticals	0.5	1.5	24%	Cash	59%	(19%)	13%	3
09/28/2020	CNX Midstream Partners	CNX Resources Corporation	0.4	1.6	47%	Stock	28%	(50%)	10%	2
03/30/2020	AVX	Kyocera	1.0	2.9	28%	Cash	45%	16%	12%	3
10/18/2019	International Speedway	NASCAR	0.3	1.9	25%	Cash	15%	(5%)	7%	5
09/19/2019	EMC Insurance Group	Employers Mutual Casualty	0.4	0.8	45%	Cash	51%	16%	20%	1
09/17/2019	Speedway Motorsports	Sonic Financial	0.2	0.9	29%	Cash	42%	9%	10%	2
07/23/2019	American Midstream Partners	Magnolia Infrastructure Holdings	0.2	1.7	50%	Cash	(9%)	(65%)	(14%)	4
06/28/2019	SunCoke Energy Partners	SunCoke Energy	0.3	1.5	38%	Stock	9%	(22%)	–	–
01/28/2019	Dominion Energy Midstream	Dominion Energy	0.9	3.0	39%	Stock	3%	(47%)	3%	1
07/17/2018	OCI Partners	OCI	0.1	1.4	12%	Cash	15%	11%	5%	1
02/07/2018	Alon USA Partners	Delek US	0.2	1.0	18%	Stock	44%	(40%)	–	2
10/12/2017	Handy & Harman	Steel Partners	0.1	0.7	30%	Mixed	33%	26%	28%	2
07/10/2017	World Point Terminals LP	World Point Terminals	0.2	0.6	26%	Cash	6%	(2%)	3%	1
04/28/2017	Midcoast Energy Partners	Enbridge	0.2	1.0	48%	Cash	0%	(17%)	19%	3
02/07/2017	Steel Excel	Steel Partners	0.1	0.1	36%	Mixed	55%	16%	11%	3
12/09/2016	Transocean Partners	TransOcean	0.3	1.3	48%	Stock	23%	(1%)	7%	1
11/10/2016	National Interstate	American Financial Group	0.3	0.6	49%	Cash	42%	10%	14%	3
09/30/2016	Rose Rock Midstream	SemGroup	0.4	1.6	44%	Stock	20%	(43%)	20%	–
07/22/2015	QEP Midstream Partners	Tesoro	0.4	1.1	42%	Stock	(0%)	(40%)	9%	3
02/04/2014	Cornerstone Therapeutics	Chiesi Farmaceutici	0.1	0.3	42%	Cash	78%	23%	42%	4
Total	Top Quartile (n=32)				44.1%		50.5%	11.9%	19.9%	3.3
	Median (n=32)				38.2%		40.2%	(2.6%)	14.1%	2.0
	Mean (n=32)				35.6%		38.8%	(9.8%)	14.5%	2.5
	Bottom Quartile (n=32)				26.3%		16.0%	(34.1%)	7.1%	1.0
HC Only	Top Quartile (n=7)				40.8%		86.9%	12.4%	26.1%	4.0
	Median (n=7)				36.3%		59.5%	3.2%	19.4%	3.0
	Mean (n=7)				34.8%		73.9%	(3.4%)	23.2%	2.9
	Bottom Quartile (n=7)				26.5%		50.0%	(16.6%)	17.7%	2.0
Cash Only	Top Quartile (n=21)				42.6%		59.5%	12.9%	21.2%	4.0
	Median (n=21)				28.7%		44.6%	(0.1%)	16.7%	3.0
	Mean (n=21)				34.0%		46.2%	(5.7%)	16.2%	2.9
	Bottom Quartile (n=21)				25.5%		30.9%	(17.4%)	9.7%	2.0

Source: Dealogic and public filings as of October 19,2023.
Note: Dollars in millions. Data sorted by initial acquiror ownership. Deal value represents value of the squeeze out. Represents transactions less than $3bn of enterprise value after 2014.
(1) *Unaffected stock price reflects the closing stock price on the last trading day prior to transaction announcement, public disclosure of a potential transaction or review of strategic alternatives, public speculation of a transaction or other market rumors or speculation.*
(2) *Reflects premiums to 52-week high closing stock price for 52-week period prior to unaffected transaction announcement date.*
(3) *Reflects increase from initial to final offer.*

10

Selected Publicly Traded Companies Analysis

Selected Publicly Traded Generics Companies

Calendarized Financials

Company	Trading Statistics: Share Price ($/Share)	% of 52-Wk High	% Since 05/25/23	Equity Value ($mm)	Enterprise Value ($mm)	Revenue CAGR (2022A-2024E CY)	Adj. EBITDA Margin (%): 2023E CY	2024E CY	EV / Adj. EBITDA (x): 2023E CY	2024E CY	P/ Adj. EPS (x): 2023E CY	2024E CY
AUROBINDO	10.61	96%	45%	$6,215	$6,015	8%	18%	19%	10.4x	8.7x	19.4x	15.5x
hikma.	24.19	86%	7%	5,375	6,487	7%	28%	28%	8.3x	8.0x	11.7x	11.3x
aspen	8.72	80%	(2%)	3,886	4,850	4%	26%	27%	8.3x	7.3x	11.1x	9.6x
Glenmark	9.52	91%	30%	2,699	3,083	6%	18%	19%	9.9x	8.9x	22.7x	17.8x
AMPHASTAR PHARMACEUTICALS	44.83	69%	2%	2,435	2,781	26%	35%	36%	12.4x	9.8x	16.6x	13.4x
ani Pharmaceuticals, Inc.	57.31	89%	24%	1,280	1,439	23%	27%	29%	11.6x	10.3x	14.1x	14.2x
amneal	3.53	77%	57%	1,145	3,629	7%	22%	23%	6.8x	6.4x	6.4x	5.7x
Median (n=7)		**86%**	**24%**	**$2,699**	**$3,629**	**7%**	**26%**	**27%**	**9.9x**	**8.7x**	**14.1x**	**13.4x**
Mean (n=7)		**84%**	**23%**	**3,291**	**4,041**	**11%**	**25%**	**26%**	**9.7x**	**8.5x**	**14.6x**	**12.5x**
Turtle – Current	**$33.07**	**81%**	**14%**	**$1,243**	**$88**				**2.3x**	**2.1x**	**30.9x**	**23.2x**
Turtle – Unaffected (As of 05/25/23)	**$28.97**	**73%**		**1,089**	**(26)**	**6%**	**6%**	**7%**	**n.m.**	**n.m.**	**27.1x**	**20.3x**
Turtle – Adj. Unaffected	**$31.52**	**79%**		**1,185**	**30**				**0.8x**	**0.7x**	**29.5x**	**22.1x**

Represents price 1-day prior Sun Pharma Offer

Turtle unaffected price adjusted for Peers' Median performance differential during the 05/25/23 – 10/19/23 period

Underlying FY Revenue ($mm): '22A: $561 '23A: $573 / '24E: $629 / '25A: $644

Underlying FY Adj. EBITDA ($mm): '23A: $48 / '24E: $34 / '25A: $45

Underlying FY Adj. EPS ($/Share): '23A: $0.68 / '24E: $1.20 / '25A: $1.50

11

Source: Turtle management financial model shared on October 10, 2023, Company filings, Company Investor Presentation and website, Peers' filings and Factset as of October 19, 2023.
Note: $ in USD unless otherwise noted. Financials calendarized for peers with fiscal years not ending on December 31st. Ordered by equity value.

Wall Street Research Perspectives

<u>Note:</u> HCW was the sole broker covering Turtle prior to dropping their price target on 06/05/23 following the announcement of Sun Pharma's offer to buy the remaining stake in Turtle. Turtle is otherwise addressed in broker reports covering Sun Pharma.

H.C. Wainwright & Co Target Price Evolution


Ratings (%)
Price ($/Share)
100%
75%
50%
25%
0%
$78.00
$63.50
$49.00
$35.00
$33.07
$20.00
Jan-22
Mar-22
Apr-22
Jun-22
Aug-22
Oct-22
Dec-22
Feb-23
Apr-23
Jun-23
Aug-23
Oct-23
Buy
Hold
Sell
Target Price
Current Price
No. of brokers

Select H.C. Wainwright & Co Commentary

Prior to removing price targets (25-Jan-23)

"Earlier this week, Turtle reported its financial results for the 2022 fiscal third quarter (...) While we are reiterating our Buy rating on Turtle shares based on the company's continued balance sheet strength and long-term prospects in dermatology, we are reducing our 12-month price target to $35 per share, in light of the continued weakness in Turtle's operating performance."

H.C. Wainwright, 25-January-23

"In our view, despite continued branded generics price erosion, particularly within dermatology, Turtle remains exceptionally well-positioned from a balance sheet perspective"

H.C. Wainwright, 25-January-23

At time of removal of price target (05-June-23)

*"We originally ascribed a price objective of $35 per share, based on a forward P/E multiple of 17.2x applied to our previous 12-month EPS forecast of $0.72 per share and including the cash of roughly $22 per share. **<u>We currently do not have a price target on Turtle shares as we await the result of the board's special committee's deliberations on Sun's offer to acquire the remaining outstanding shares of Turtle for $38 per share.</u>**"*

H.C. Wainwright, 05-June-23

"We note that Sun's bid comes at a time when Turtle's base businesses had been languishing and the company had also suffered the deleterious consequences of multiple regulatory and legal sanctions. In our view, Sun's move may reflect its belief that the worst is now over for Turtle and that the longstanding weakness in Turtle's share price (...) had reached a nadir."

H.C. Wainwright, 05-June-23

12

Source: Public filings, Wall Street Research and FactSet as of October 19, 2023.

Turtle Shareholder Base Overview

Top 20 Shareholders & Cost Basis

Shareholder (Position Filing Date)	Position (mm)	Δ Since 06/30/22 (mm)	Economic Interest (%)	(Cumulative)	Voting Power (%)	Market Value ($mm)	Estimated Cost Basis (FIFO)	Holding Period (Yrs)	Activism Threat	Investor Type
Sun Pharma (26-May-23)	29.498	-		78.5%	85.7%	$854.6	$47.22	11.3	n.a.	Corporation
Krensavage (30-Jun-23) ★	0.643	0.0626	1.7%	80.2%	1.1%	18.6	73.03	4.0	Medium	Hedge Fund Manager
Renaissance (30-Jun-23)	0.595	(0.089)	1.6%	81.8%	1.1%	17.2	92.51	11.5	Very Low	Hedge Fund Manager
BlackRock (30-Jun-23)	0.582	0.4141	1.5%	83.3%	1.0%	16.9	43.80	11.0	Medium	Investment Advisor
Dimensional Fund (30-Jun-23)	0.552	(0.004)	1.5%	84.8%	1.0%	16.0	94.58	10.3	Very Low	Investment Advisor
Brandes (30-Jun-23)	0.473	0.0569	1.3%	86.0%	0.8%	13.7	57.05	6.3	Medium	Investment Advisor
Invesco (19-Oct-23)	0.256	0.2458	0.7%	86.7%	0.5%	7.4	37.91	0.3	n.a.	Investment Advisor
Eversept (30-Jun-23)	0.250	0.0299	0.7%	87.4%	0.4%	7.3	97.59	9.8	Very Low	Investment Advisor
Acadian (30-Jun-23)	0.249	(0.056)	0.7%	88.1%	0.4%	7.2	38.84	4.8	Very Low	Investment Advisor
Ameriprise Financial (30-Jun-23)	0.230	0.0730	0.6%	88.7%	0.4%	6.7	38.84	4.8	Low	Insurance Company
Hotchkis and Wiley (30-Jun-23)	0.224	0.0031	0.6%	89.3%	0.4%	6.5	49.85	4.8	Medium	Investment Advisor
State Street (30-Jun-23)	0.160	0.1083	0.4%	89.7%	0.3%	4.6	46.16	5.3	Very Low	Investment Advisor
Cobas (30-Jun-23)	0.118	(0.003)	0.3%	90.0%	0.2%	3.4	29.55	1.5	Low	Investment Advisor
Murchinson (30-Jun-23)	0.104	(0.070)	0.3%	90.3%	0.2%	3.0	58.01	2.5	Low	Investment Advisor
Geode (30-Jun-23)	0.083	0.0825	0.2%	90.5%	0.1%	2.4	36.10	0.5	n.a.	Investment Advisor
Cowen (30-Jun-23)	0.071	0.0706	0.2%	90.7%	0.1%	2.0	59.80	6.0	Very Low	Brokerage
DSP (30-Sep-23)	0.069	0.0695	0.2%	90.9%	0.1%	2.0	29.78	1.0	n.a.	Investment Advisor
Norges Bank (31-Dec-22)	0.061	-	0.2%	91.0%	0.1%	1.8	36.25	0.5	Medium	Bank
Forest (30-Jul-23)	0.060	(0.026)	0.2%	91.2%	0.1%	1.7	29.78	1.0	n.a.	Sovereign Wealth Fund
ARK (30-Sep-23)	0.058	0.0016	0.2%	91.3%	0.1%	1.7	29.78	1.0	Very Low	Investment Advisor
Top 20 Shareholders	**34.333**	**0.970**	**91.34%**		**94.2%**	**$994.6**	**$49.38**	**10.6**		

	Reference Price	Implied Return on Estimated Cost Basis
Unaffected Share Price (05/25/23)	$28.97	*(41.3%)*
Adj. Unaffected Share Price	$31.52	*(36.2%)*
Sun Pharma NBO Dated 05/26/23 Purchase Price	$38.00	*(23.0%)*

★ On 19-Jul-23 publicly expressed opposition to Sun Pharma's $38.00 bid

13

Source: Company filings, Bloomberg as of October 19, 2023.

(1) Sun Pharma owns 2,600 founder's shares which are entitled to 1/3 of the voting power of all voting shares.

Appendix

Turtle Public Market Perspectives

Turtle Share Price Performance Since 2022 Turtle Daily Volume Indexed to Turtle Price (Thousands) Performance LTM YTD Turtle 7.8% 13.9% Peers Index(1) 54.5% 49.5% S&P 500 15.8% 11.4% (6.9%) (10.2%) (34.0%) 02/22/22: Turtle 08/11/22: Turtle issues voluntary 03/13/23: Turtle and 05/26/23: Sun Pharma 07/19/23: announces agreement Type 1 recall of Turtle-Zoledronic Sun Pharma reach announces proposal to Krensavage issues to acquire Alchemee Acid Injection due to particular $75mm settlement in acquire remaining press release from Galderma matter being over specified alleged price fixing outstanding shares of opposing Sun’s requirements scheme Turtle for $38.00/share $38.00 offer Turtle 1-day Share Price Performance Following Earnings Release 1.6% 3.9% 0.1% (1.3%) (2.1%) (1.3%) (5.7%) 3Q 2022FY 4Q 2022FY 1Q 2023FY 2Q 2023FY 3Q 2023FY 4Q 2023FY 1Q 2024FY 27-Jan-22 26-May-22 27-Jul-22 27-Oct-22 24-Jan-23 23-May-23 26-Jul-23 Negative Performance Positive Performance 14 ____________________ Source: Company filings and Factset as of October 19, 2023. (1) Peers includes ANIP, AMPH, AMRX, GLEN, AURO, APN and Hikma.

Discussion of Financial Plan

Turtle Financial Summary – Net Revenue

U.S. & Canada

U.S. Net Revenue



$382
$5
$40
$336
$368
$6
$53
$309
$289
$1
$66
$222
$326
$3
$73
$250
$313
$3
$76
$234
$337
$2
$84
$251
$376
$5
$93
$278
$395
$14
$103
$279
CAGR:
'28E – '34E
3.4%
$482
2021A
2022A
2023A
2024E
2025E
2026E
2027E
2028E
2034E
Generic
OTC
Animal Health[(1)]
Other[(2)]

CAGR: '21A – '24E	CAGR: '24E – '28E
(11.3%)	NM
NM	NM
21.5%	9.0%
(9.4%)	2.8%

- Generics represent 76.7% in FY 24E and 70.6% in FY 28E of US Net Revenue
- OTC represent 22.2% in FY 24E and 26.0% in FY 28E of US Net Revenue

- FY 2024 budgeted growth in Generic revenue represents ~10% growth across the existing portfolio, coupled with new product launches. However, sales growth in existing portfolio is offset in FY 2025, declining by ~11% which is partially offset by commercialization of select pipeline products

Canada Net Revenue



$113
$25
$87
$130
$26
$103
$132
$22
$110
$140
$26
$114
$154
$15
$139
$172
$17
$156
$180
$22
$158
$183
$22
$161
CAGR:
'28E – '34E
1.6%
$202
2021A
2022A
2023A
2024E
2025E
2026E
2027E
2028E
2034E
Turtle Owned
Turtle Distr.

CAGR: '21A – '24E	CAGR: '24E – '28E
0.9%	(4.0%)
9.1%	9.1%

- FY 2025 growth in Owned revenue represents strong growth across through FY 2026E driven due to new product launches and commercialization of select pipeline products, supported by stable existing product sales
- FY 2025 Distributed revenue represents meaningful decline in Bupropion (~$5mm) revenue as well as modest declines across the distributed portfolio which is expected to recover in FY 2026 onwards

Source: Turtle management financial model shared on October 10, 2023.
Note: US Dollars in millions. Turtle fiscal year-end March 31.
(1) Animal Health revenue of $1.9mm in FY 26, 5.1mm in FY 27 and $13.5mm in FY 28.
(2) Other includes Keveyis revenue of $4.9mm in FY 21, $6.3mm in FY 22, $1.3mm in FY 23, $3.4mm in FY 24 and $3.4mm in FY 25.

15

Turtle Financial Summary – Net Revenue *(Cont'd)*

Alchemee & Israel

Alchemee Net Revenue

Alchemee Acquisition in February 2022

- **Includes 1 month of Alchemee in 2022A and full year contribution in 2023A**



2021A
2022A
2023A
2024E
2025E
2026E
2027E
2028E
2034E
$9
$2
$7
$99
$2
$21
$77
$102
$6
$15
$81
$110
$7
$15
$88
$119
$8
$15
$96
$123
$9
$16
$99
$128
$9
$16
$102
$155
CAGR:
'28E – '34E
3.3%
North America (1)
Japan
ROW

CAGR: '21A – '24E	CAGR: '24E – '28E
NM	10.0%
NM	1.8%
NM	6.2%

- **Alchemee FY 24E budget figures were adjusted for recent performance**
- **Alchemee North America CAGR of 6.2% underpinned by $13.0mm pipeline by FY 28E**

Israel Net Revenue



2021A
2022A
2023A
2024E
2025E
2026E
2027E
2028E
2034E
$54
$10
$45
$55
$10
$45
$53
$11
$42
$62
$17
$45
$66
$18
$48
$73
$19
$53
$78
$21
$57
$83
$23
$61
$111
CAGR:
'28E – '34E
4.9%
Israel Sales (2)
ROW Sales (2)

CAGR: '21A – '24E	CAGR: '24E – '28E
20.3%	7.7%
0.3%	7.7%

- **Israel CAGR of 7.7% driven by $12.4mm of pipeline revenue by FY 28E**
- **Israel rest of world sales growth in FY 24E of $5.6mm driven by Exalenz USA (~$5.2mm of the growth)**

Source: Turtle management financial model shared on October 10, 2023.

Note: US Dollars in millions. Turtle fiscal year-end March 31. Includes 1 month of Alchemee in 2022A and full year contribution in 2023A.

(1) Pipeline expected to contribute to North America.

(2) Pipeline expected to contribute to Israel and ROW.

16

Turtle Expense Detail Summary

Cost of Goods Sold



46%
48%
53%
53%
52%
53%
53%
53%
53%
$252
$54
$8
$191
$268
$37
$4
$227
$305
$50
$1
$254
$335
$55
$6
$274
$337
$55
$6
$276
$368
$55
$7
$307
$398
$55
$7
$336
$415
$55
$8
$352
CAGR:
'28E – '34E
3.1%
$499
$67
$10
$423
2021A
2022A
2023A
2024E
2025E
2026E
2027E
2028E
2034E
Product Costs
Royalties
All Others (1)
% of Net Revenue

Commentary

- Cost of Goods Sold ("COGS") consists of direct production costs (primarily materials and labor), royalties and any allocated costs not associated with a specific product. Product costs are the primary driver of COGS.
- Other COGS relates primarily to allocation of overheads and absorption variances
- Gross Margin expected to increase by ~60bps over the projection period (from FY 24E of 46.8%)
  - Blended gross margin profile of 46.8%, 47.4% and 47.4% in FY 24E / FY 28E / FY 34E is a function of regional mix and product mix within each specific region
    - U.S.: gross margin profile of 51.7%, 49.2% and 49.2% in FY 24E / FY 28E / FY 34E
      - COGS tends to be higher for OTC products vs. Generics products (gross margin of ~40% for OTC vs. ~60% for generics in the U.S.)
    - Canada: gross margin profile of 34.7%, 36.8% and 36.8% in FY 24E / FY 28E / FY 34E
      - COGS tends to be higher for Turtle Owned vs. Turtle Distributed
    - Israel: gross margin profile of 23.8%, 28.4% and 28.4% in FY 24E / FY 28E / FY 34E
      - COGS tends to be higher for RoW sales (~65%) vs. Israel sales (~40%)
    - Alchemee: gross margin profile of 61.3%, 69.3% and 69.3% in FY 24E / FY 28E / FY 34E
      - COGS tends to be ~200bps higher for Japan than North America, Rest of World or Pipeline

17

Source: Turtle management financial model shared on October 10, 2023.

Note: US Dollars in millions. Turtle fiscal year-end March 31. Includes 1 month of Alchemee in 2022A and full year contribution in 2023A.

(1) Includes inventory provision, inventory standard cost change, unabsorbed overhead, freight-in, materials usage variance, intangible amortization, inventory valuation adjustments and other.

Turtle Expense Detail Summary (Cont’d) Operating Expenses (G&A, S&M, R&D) 44% 47% 46% 43% 41% 40% 41% $389 $312 $318 CAGR: $293 $297 $304 ’28E – ‘34E $98 $251 $76 $77 $79 $52 $73 $74 3.4% $151 $168 $161 $119 $121 $125 $129 $133 $55 $113 $60 $57 $39 $131 $85 $102 $101 $103 $105 $107 $53 $57 2021A 2022A 2023A 2024E 2025E 2026E 2027E 2028E 2034E General and Administrative Sales and Marketing Research and Development % of Net Revenue Commentary Historical financials are presented on an as reported basis; Alchemee was acquired in February, 2022 and its financials are only included since acquisition (1) General & Administrative (“G&A”) costs, particularly personnel and occupancy / equipment, significantly increased in FY 23A from integration and first full year of Alchemee costs Sales & Marketing (“S&M”) costs are primarily driven by Turtle’s dedicated salesforce (1) and reflects higher spending related to Alchemee in FY 23A and onwards Research & Development (“R&D”) costs were relatively deflated in FY 21A – FY 23A due to pausing / cancellation of clinical studies during the COVID-19 pandemic but are expected to normalize in the near-term as projects are continued and / or initiated (2) Primarily all expenses projected to increase at ~2.0% per annum, with exception to freight (% of sales), professional fees (1.0% growth) and travel & expenses (flat) Summary: General and Administrative (“G&A”): 16.2%, 13.5% and 13.8% of net revenue in FY 24E / FY 28E / FY 34E, respectively Sales and Marketing (“S&M”): 18.8%, 16.8% and 16.9% of net revenue in FY 24E / FY 28E / FY 34E, respectively Research and Development (“R&D”): 11.6%, 10.0% and 10.3% of net revenue in FY 24E / FY 28E / FY 34E, respectively _______________________ 18 Source: Turtle management financial model shared on October 10, 2023. Note: US Dollars in millions. Turtle fiscal year-end March 31. Includes 1 month of Alchemee in 2022A and full year contribution in 2023A. (1) In the U.S., Israel and Canada, Turtle sales are primarily generated by dedicated sales force and in other countries they sell through agents and other distributors. (2) Turtle estimates that research and development expenses were allocated 70% to generic pharmaceuticals, 20% to proprietary pharmaceuticals and delivery systems and 10% to organic and steroid chemistry for the year ended March 31, 2023.

Turtle Side-by-Side Key Peers

Turtle Side-by-Side Key Peers Turtle Side-by-Side Key Peers ×€ Revenue Mix Based on latest Fiscal Year Turtle North 2%—89% 11% 57% 45% 13% 98% 25% 100%—America 43% RoW 11% 43% 55% 55% 87% 2% 75% — 75% (Breakdown not 87% available) Geography 98% 100% 89% 57% 45% 25% 13% — — -3% 8% Other 70% 17% 27% 16% 72% 97% API #DIV/0! 65% 18% Alchemee 28% 13% AvKARE Rare Disease 13% API & FDF 46% OTC Injectables 12% 17% 13% 27% 85% 28% 3% #DIV/0! 12% Brands Generics, Specialty Branded and OTC 85% Business API (Breakdown 17% — 97% - #DIV/0! 13% 18% Segments not available) Finished 27% Products 70% Branded 72% 66% Generics & 65% — Commercial - - #DIV/0! Generics 8% -Branded Generics Pharma 27% Generics 16% Formulations—19 ________________________________________ Source: Turtle management financial model shared on October 10, 2023, Company filings, Peers’ filings and Factset as of October 19, 2023.

Turtle Side-by-Side Key Peers

Calendarized Financials

Turtle Side-by-Side Key Peers I Historical and Projected Benchmarking

Net Revenue Growth



% YoY
23%
25%
46%
43%
22%
6%
5%
2%
8%
8%
4%
1%
(3%)
1%
8%
3%
(12%)
(4%)
(8%)
(3%)
2020CY A
2021CY A
2022CY A
2023CY E
2024CY E

Gross Margin



% Net Revenue
65%
65%
64%
64%
64%
56%
53%
50%
54%
56%
52%
51%
48%
47%
47%
40%
40%
37%
35%
32%
2020CY A
2021CY A
2022CY A
2023CY E
2024CY E

Adj. EBITDA Margin



% Net Revenue
32%
35%
36%
34%(2)
28%
28%
26%
27%
23%
28%
23%
23%
19%
16%
18%
19%
13%
9%
6%
7%
2020CY A
2021CY A
2022CY A
2023CY E
2024CY E

Net Revenue



$mm
$3,350
$3,213
$3,079
$3,262
$3,582
$2,479
$1,993
$2,094
$2,212
$2,242
$573
$558
$570
$615
$640
$208
$216
$316
$453
$480
2020CY A
2021CY A
2022CY A
2023CY E
2024CY E

Gross Profit



$mm
$1,934
$1,927
$1,704
$1,821
$2,023
$968
$1,042
$1,037
$1,028
$1,148
$322
$294
$274
$288
$304
$121
$116
$178
$290
$308
2020CY A
2021CY A
2022CY A
2023CY E
2024CY E

Adj. EBITDA



$mm
$708
$727
$694
$783
$806
$456
$512
$488
$535
$567
$194
$159
$75
$124
$140
$32
$51
$56
$38
$43
2020CY A
2021CY A
2022CY A
2023CY E
2024CY E

Peers Min/Max — Median of Peers(1) — Turtle

Peers includes ANIP, AMPH, AMRX, GLEN, AURO, APN and Hikma

20

Source: Turtle management financial model shared on October 10, 2023, Company filings, Company Investor Presentation and website, Peers' filings and Factset as of October 19, 2023.

Note: FY ends 31-Mar. $ in USD unless otherwise noted. Financials calendarized for peers with fiscal years not ending on December 31st. For AURO and Glenmark, financial figures converted from INR to USD at EOP FX of 0.0153, 0.0144, 0.0132, 0.0137, 0.0132 and 0.0122 for FY18, FY19, FY20, FY21, FY22 and FY23, respectively. For Aspen, financial figures converted from ZAR to USD at EOP FX of 0.0730, 0.0709, 0.0576, 0.0700, 0.0610 and 0.0588 for FY18, FY19, FY20, FY21, FY22 and FY23, respectively.

(1) For relative metrics, considers the median of peers' respective relative metrics.

(2) 2020CY A for Turtle based on 2020FY EBITDA and 2021FY Adj. EBITDA.

Turtle Side-by-Side Key Peers

Calendarized Financials

Turtle Side-by-Side Key Peers I Historical and Projected Benchmarking (Cont'd)

R&D % Net Revenue



% Net Revenue(2)
19%
14%
15%
12%
12%
11%
10%
10%
9%
11%
7%
7%
8%
8%
8%
6%
5%
6%
5%
5%
2020CY A
2021CY A
2022CY A
2023CY E
2024CY E

SG&A % Net Revenue



% Net Revenue
45%
39%
39%
37%
35%
35%
31%
31%
20%
19%
27%
25%
16%
19%
20%
14%
14%
13%
17%
16%
2020CY A
2021CY A
2022CY A
2023CY E
2024CY E

CapEx % Net Revenue



% Net Revenue
33%
11%
11%
8%
8%
8%
5%
7%
6%
3%
2%
4%
3%
5%
5%
4%
3%
2%
2%
1%
2020CY A
2021CY A
2022CY A
2023CY E
2024CY E

R&D



$mm(2)
$187
$208
$196
$192
$179
$158
$157
$150
$149
$155
$60
$56
$53
$68
$74
$16
$11
$22
$29
$30
2020CY A
2021CY A
2022CY A
2023CY E
2024CY E

SG&A



$mm
$813
$600
$580
$532
$627
$505
$497
$327
$366
$400
$177
$215
$222
$92
$108
$141
$149
$65
$69
$67
2020CY A
2021CY A
2022CY A
2023CY E
2024CY E

CapEx



$mm
$332
$337
$240
$268
$208
$110
$105
$88
$84
$81
$45
$30
$34
$24
$16
$20
$13
$16
$10
$4
2020CY A
2021CY A
2022CY A
2023CY E
2024CY E

Peers Min/Max — Median of Peers(1) — Turtle

Peers includes ANIP, AMPH, AMRX, GLEN, AURO, APN and Hikma

Source: Turtle management financial model shared on October 10, 2023, Company filings, Company Investor Presentation and website, Peers' filings and Factset as of October 19, 2023.

Note: FY ends 31-Mar. $ in USD unless otherwise noted. Financials calendarized for peers with fiscal years not ending on December 31st. For AURO and Glenmark, financial figures converted from INR to USD at EOP FX of 0.0153, 0.0144, 0.0132, 0.0137, 0.0132 and 0.0122 for FY18, FY19, FY20, FY21, FY22 and FY23, respectively. For Aspen, financial figures converted from ZAR to USD at EOP FX of 0.0730, 0.0709, 0.0576, 0.0700, 0.0610 and 0.0588 for FY18, FY19, FY20, FY21, FY22 and FY23, respectively.

(1) *For relative metrics, considers the median of peers' respective relative metrics.*

(2) *Peers excludes Aspen due to lack of disclosure of R&D spend.*

21

Turtle Side-by-Side Key Peers Calendarized Financials Net Revenue & Revenue Growth CY 2022 $570 $316 $499 $2,212 $1,626 $2,517 $3,079 $2,304 46% 14% 2% 6% 1% Median: 1% (1%) (4%) (8%) Turtle CY 2023 $615 $453 $645 $2,378 $1,685 $2,812 $3,262 $2,242 43% 29% 8% 8% 12% 4% Median: 8% 6% (3%) Turtle CY 2024 $640 $480 $786 $2,521 $1,825 $2,896 $3,582 $2,479 22% 11% 4% 6% 6% 8% 3% 10% Median: 8% Turtle 22 Net Revenue Growth (% YoY) Net Revenue ($mm) ________________________________________ Source: Turtle management financial model shared on October 10, 2023, Company filings, Peers’ filings and Factset as of October 19, 2023. Note: $ in USD unless otherwise noted. Financials calendarized for peers with fiscal years not ending on December 31st.

Turtle Side-by-Side Key Peers Calendarized Financials Gross Profit & Gross Margin CY 2022 $274 $178 $249 $785 $1,037 $1,265 $1,704 $1,086 64% 56% 48% 50% Median: 50% 50% 55% 47% 35% Turtle CY 2023 $288 $290 $351 $942 $1,084 $1,408 $1,821 $1,028 64% 64% 54% Median: 54% 50% 47% 56% 46% 40% Turtle CY 2024 $304 $308 $453 $1,012 $1,155 $1,452 $2,023 $1,148 64% 63% 58% Median: 56% 47% 50% 56% 46% 40% Turtle 23 Gross Margin (%) Gross Profit ($mm) ________________________________________ Source: Turtle management financial model shared on October 10, 2023, Company filings, Peers’ filings and Factset as of October 19, 2023. Note: $ in USD unless otherwise noted. Financials calendarized for peers with fiscal years not ending on December 31st.

Turtle Side-by-Side Key Peers Calendarized Financials Adj. EBITDA & Adj. EBITDA Margin CY 2022 $75 $56 $133 $514 $284 $694 $488 $635 Median: 23% 27% 28% 28% 23% 18% 17% 13% 16% Turtle CY 2023 $38 $124 $225 $535 $310 $783 $578 $586 35% Median: 26% 27% 28% 26% 22% 18% 18% 6% Turtle CY 2024 $43 $140 $284 $567 $346 $806 $693 $664 36% Median: 27% 29% 28% 27% 23% 19% 19% 7% Turtle 24 EBITDA Margin (%) EBITDA ($mm) ________________________________________ Source: Turtle management financial model shared on October 10, 2023, Company filings, Peers’ filings and Factset as of October 19, 2023. Note: $ in USD unless otherwise noted. Financials calendarized for peers with fiscal years not ending on December 31st.

Turtle Side-by-Side Key Peers Calendarized Financials R&D & R&D % Net Revenue CY 2022 $53 $22 $75 $196 $156 $144 $181 15% Median: 8% 9% 7% 9% 10% 6% 6% (Not disclosed) Turtle CY 2023 $68 $29 $76 $167 $144 $153 $192 11% 12% Median: 7% 9% 6% 7% 6% 5% (Projection not available) Turtle CY 2024 $74 $30 $83 $179 $150 $160 $176 12% 11% Median: 7% 8% 6% 7% 6% 5% (Projection not available) Turtle 25 R&D (% Net Revenue) R&D ($mm) ________________________________________ Source: Turtle management financial model shared on October 10, 2023, Company filings, Peers’ filings and Factset as of October 19, 2023. Note: $ in USD unless otherwise noted. Financials calendarized for peers with fiscal years not ending on December 31st.

Turtle Side-by-Side Key Peers Calendarized Financials SG&A & SG&A % Net Revenue CY 2022 $177 $124 $67 $400 $335 $509 $435 $532 39% 31% Median: 20% 21% 20% 23% 18% 13% 14% Turtle CY 2023 $215 $141 $0 $392 $627 $618 35% 31% Median: 27% 37% 22% 17% (Projection not (Projection not (Projection not available) available) available) Turtle CY 2024 $222 $149 $0 $414 $813 $579 45% 35% 31% Median: 25% 20% 16% (Projection not (Projection not (Projection not available) available) available) Turtle 26 SG&A (% Net Revenue) SG&A ($mm) ________________________________________ Source: Turtle management financial model shared on October 10, 2023, Company filings, Peers’ filings and Factset as of October 19, 2023. Note: $ in USD unless otherwise noted. Financials calendarized for peers with fiscal years not ending on December 31st.

Turtle Side-by-Side Key Peers Calendarized Financials CapEx & CapEx % Net Revenue CY 2022 $16 $16 $24 $88 $82 $225 $337 $148 11% 9% Median: 5% 6% 5% 5% 5% 4% 3% Turtle CY 2023 $45 $10 $35 $55 $84 $173 $268 $153 Median: 5% 8% 7% 7% 5% 6% 5% 2% 2% Turtle CY 2024 $30 $4 $25 $57 $81 $182 $208 $138 5% Median: 4% 6% 6% 6% 4% 3% 1% 2% Turtle 27 CapEx (% Net Revenue) CapEx ($mm) ________________________________________ Source: Turtle management financial model shared on October 10, 2023, Company filings, Peers’ filings and Factset as of October 19, 2023. Note: $ in USD unless otherwise noted. Financials calendarized for peers with fiscal years not ending on December 31st.

Alternate Scenario

Per Special Committee guidance Turtle Financial Summary Alternate Scenario Historicals Management Projections Fiscal Year Ending March 31, CAGR CAGR CAGR 2021A 2022A 2023A 2024E 2025E 2026E 2027E 2028E 2029E 2030E 2031E 2032E 2033E 2034E ‘21A -‘24E ‘24E -‘34E ‘28E -‘34E Base $549 $561 $564 $608 $581 $586 $608 $619 3.5% NM NM New FY 23 / 24 $0 $0 $9 $19 $24 $27 $29 $31 NM NM NM Pipeline $0 $0 $0 $2 $39 $88 $120 $139 NM NM NM Net Revenue $549 $561 $573 $629 $644 $701 $757 $789 $812 $833 $852 $869 $884 $895 4.7% 3.6% 2.1% % Growth 2.3% 2.1% 9.9% 2.3% 8.9% 8.0% 4.2% A 2.9% 2.6% 2.3% 2.0% 1.7% 1.3% (-) COGS (Product Costs & Royalties) ($198) ($231) ($255) ($280) ($282) ($313) ($343) ($360) ($379) ($389) ($397) ($405) ($412) ($417) 12.2% 4.0% 2.4% % of Net Revenue 36.2% 41.2% 44.5% 44.5% 43.8% 44.7% 45.3% 45.7% 46.7% 46.7% 46.6% 46.6% 46.6% 46.5% Gross Profit (excl. All Others) $350 $330 $318 $349 $362 $388 $414 $428 $433 $444 $455 $464 $472 $479 (0.1%) 3.2% 1.9% % Margin 63.8% 58.8% 55.5% 55.5% 56.2% 55.3% 54.7% 54.3% 53.3% 53.3% 53.4% 53.4% 53.4% 53.5% (-) COGS (All Others) ($54) ($37) ($50) ($55) ($55) ($55) ($55) ($55) ($58) ($59) ($61) ($62) ($63) ($64) 0.6% 1.6% 2.7% % of Net Revenue 9.8% 6.6% 8.7% 8.7% 8.5% 7.8% 7.2% 6.9% 7.1% 7.1% 7.1% 7.1% 7.2% 7.2% Gross Profit $296 $293 $268 $294 $307 $333 $359 $374 $376 $385 $394 $402 $409 $414 (0.2%) 3.5% 1.7% % Margin 54.0% 52.2% 46.8% 46.8% 47.7% 47.5% 47.4% 47.4% 46.2% 46.3% 46.3% 46.3% 46.3% 46.3% (-) General and Administrative ($53) ($57) ($85) ($102) ($101) ($103) ($105) ($107) ($113) ($116) ($119) ($122) ($124) ($126) 24.4% 2.2% 2.8% % of Net Revenue 9.6% 10.2% 14.9% 16.2% 15.8% 14.7% 13.9% 13.5% 13.9% 13.9% 14.0% 14.0% 14.1% 14.1% (-) Sales and Marketing ($39) ($57) ($113) ($119) ($121) ($125) ($129) ($133) ($139) ($143) ($146) ($149) ($152) ($155) 45.5% 2.7% 2.6% % of Net Revenue 7.0% 10.1% 19.8% 18.8% 18.8% 17.9% 17.1% 16.8% 17.2% 17.2% 17.2% 17.2% 17.2% 17.3% (-) Research and Development ($60) ($55) ($52) ($73) ($74) ($76) ($77) ($79) ($83) ($86) ($88) ($91) ($93) ($94) 6.7% 2.6% 3.0% % of Net Revenue 11.0% 9.7% 9.1% 11.6% 11.6% 10.8% 10.2% 10.0% 10.3% 10.3% 10.4% 10.4% 10.5% 10.5% EBIT (2) ($414) $63 $18 $1 $10 $28 $47 $56 $40 $40 $41 $40 $40 $39 (113.3%) 44.6% (5.7%) % Margin NM 11.3% 3.1% 0.2% 1.5% 4.0% 6.3% 7.0% 5.0% 4.9% 4.8% 4.6% 4.5% 4.4% Adj. EBIT (1) $146 $130 $16 $3 $12 $31 $49 $57 $42 $42 $42 $42 $42 $41 (73.4%) 31.0% (5.4%) % Margin 26.6% 23.1% 2.8% 0.4% 1.9% 4.5% 6.4% 7.2% 5.1% 5.1% 4.9% 4.8% 4.7% 4.6% EBITDA (2) ($390) $89 $50 $33 $43 $64 $86 $96 $82 $83 $84 $85 $85 $85 (143.7%) 10.1% (2.0%) % Margin NM 15.9% 8.7% 5.2% 6.7% 9.2% 11.4% 12.2% 10.1% 10.0% 9.9% 9.8% 9.7% 9.5% Adj. EBITDA (1) $170 $156 $48 $34 $45 $67 $88 $98 $84 $85 $86 $87 $87 $87 (41.3%) 9.7% (1.9%) % Margin 30.9% 27.7% 8.4% 5.5% 7.0% 9.6% 11.6% 12.4% B 10.3% 10.2% 10.1% 10.0% 9.8% 9.7% Memo: Selected Cash Flow Items D&A D $24 $26 $32 $32 $33 $36 $39 $41 $42 $43 $44 $45 $45 $46 % of Net Revenue 4.3% 4.6% 5.6% 5.0% 5.1% 5.1% 5.2% 5.2% 5.2% 5.2% 5.1% 5.1% 5.1% 5.1% Change in NWC C ($63) $31 ($29) ($1) ($24) ($24) ($10) ($13) ($12) ($11) ($9) ($8) ($6) % Change of Net Revenue NM NM 51.4% 9.0% 42.1% 43.0% 32.8% 56.4% 56.2% 55.9% 55.5% 55.1% 54.5% Capital Expenditures D $17 $12 $18 $54 $22 $27 $22 $23 $23 $23 $23 $24 $24 $24 % of Net Revenue 3.1% 2.1% 3.1% 8.5% 3.4% 3.9% 3.0% 2.9% 2.8% 2.8% 2.8% 2.7% 2.7% 2.7% Commentary In addition to the forecast provided by management, Special Committee directed BofA to prepare an alternate scenario that assumes: Management forecast as basis through FY 28 A Net Revenue growth from FY 29—FY 34 to be reduced by 1.0% annually relative to management forecast resulting in FY 28—FY 34 CAGR of 2.1% down from 3.1% per management forecast B Additionally, Adj. EBITDA margin from FY 29—FY34 to be reduced by 2.0% annually relative to management forecast resulting in FY 28—FY 34 CAGR of -1.9% down from 2.2% per management forecast C Change in working capital is expected to remain unchanged as percent of change in revenue, but as change in revenue declines, the investment in working capital also decreases D Capex and Depreciation & Amortization is assumed to remain unchanged as % of revenue, but as revenue decrease, so does the D&A and Capex quantum _______________________ Source: Turtle management financial model shared on October 10, 2023. 28 Note: US Dollars in millions. Turtle fiscal year-end March 31. Includes 1 month of Alchemee in 2022A and full year contribution in 2023A. (1) Burdened for Bank Fees, Rental Income, Royalty Income and All Other items. (2) Burdened for one-time loss contingencies & settlements ($559mm FY 21, $61mm FY 22 and none in FY 23).

Per Special Committee guidance Preliminary Discounted Cash Flow Financial Analysis Alternate Scenario Management Projections Fiscal Year Ending March 31, Q3-4 24E 2025E 2026E 2027E 2028E 2029E 2030E 2031E 2032E 2033E 2034E Terminal (1) Net Revenue $315 $644 $701 $757 $789 $812 $833 $852 $869 $883 $895 $895 % Growth 2.3% 8.9% 8.0% 4.2% 2.9% 2.6% 2.3% 2.0% 1.7% 1.3% Adj. EBITDA (2) $17 $45 $67 $88 $98 $84 $85 $86 $87 $87 $87 $87 % Margin 5.5% 7.0% 9.6% 11.6% 12.4% 10.3% 10.2% 10.1% 10.0% 9.8% 9.7% 9.7% Less: Depreciation & Amortization (16) (33) (36) (39) (41) (42) (43) (44) (45) (45) (46) (22) Adj. EBIT (2) $1 $12 $31 $49 $57 $42 $42 $42 $42 $42 $41 $65 % Margin 0.4% 1.9% 4.5% 6.4% 7.2% 5.1% 5.1% 4.9% 4.8% 4.7% 4.6% 7.3% Less: Taxes (0) (2) (6) (10) (11) (8) (8) (8) (8) (8) (8) (13) Memo: Effective Tax Rate 20.0% 20.0% 20.0% 20.0% 20.0% 20.0% 20.0% 20.0% 20.0% 20.0% 20.0% 20.0% Tax-Effected Adj. EBIT (2) $1 $10 $25 $39 $46 $33 $34 $34 $34 $33 $33 $52 Plus: Depreciation & Amortization 16 33 36 39 41 42 43 44 45 45 46 22 Less: Change in NWC (15) (1) (24) (24) (10) (13) (12) (11) (9) (8) (6) —Less: Capital Expenditures (27) (22) (27) (22) (23) (23) (23) (23) (24) (24) (24) (24) Unlevered Free Cash Flow ($25) $20 $10 $32 $53 $39 $41 $43 $45 $47 $48 $50 Perpetuity Growth Method PV of PV of Terminal Value at Enterprise Value at Discount Q3-4 ‘24E—‘34E Perpetuity Growth Rate of Perpetuity Growth Rate of Rate Cash Flows (1.00%) 0.00% 1.00% (1.00%) 0.00% 1.00% 11.00% $181 $145 $160 $177 $326 $341 $358 12.00% 171 + 122 134 147 = 294 305 319 13.00% 162 104 113 124 266 275 286 Equity Value at Equity Value per Share at Implied Adj. EBITDA Multiple at Discount Plus: Q2’ 24A Perpetuity Growth Rate of Perpetuity Growth Rate of Perpetuity Growth Rate of Net Cash (3) Rate (1.00%) 0.00% 1.00% (1.00%) 0.00% 1.00% (1.00%) 0.00% 1.00% 11.00% $1,155 $1,481 $1,496 $1,513 $39.40 $39.80 $40.25 5.0x 5.5x 6.1x 12.00% 1,155 = 1,448 1,460 1,474 38.55 38.85 39.20 4.6 5.1 5.6 13.00% 1,155 1,421 1,430 1,441 37.80 38.05 38.35 4.3 4.7 5.1 _______________________ Source: Turtle management financial model shared on October 10, 2023. Note: US Dollars in millions, except per share values. Turtle fiscal year-end March 31. Cash flows discounted to September 30, 2023 using mid-year discount convention. Equity value per share rounded to nearest $0.05. In addition to the forecast provided by management, special committee directed BofA to prepare an alternate scenario as detailed on page 28. 29 (1) Terminal year assumes normalized depreciation equal to 90.7% of capital expenditures and normalized change in net working capital equal to 2034E change in net working capital, as a percentage of change in revenue, applied to the midpoint of the perpetuity growth rate of 0.00%. (2) Burdened for Bank Fees, Rental Income, Royalty Income and All Other items. (3) Net cash represents ~$30.70 per share. Net cash includes $269mm cash & equivalents, $120mm bank deposits and $906mm marketable securities as of September 30, 2023, and $141mm settlement and loss contingencies as of June 30, 2023.